UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 26, 2011
Rockville Financial, Inc.
(Exact name of registrant as specified in its charter)

Connecticut	001-35028	27-3577029

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Park Street, Rockville, CT	06066

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:          (860) 291-3600
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
Rockville Financial, Inc. (the “Company”) held its annual meeting on April 26, 2011 (“Annual Meeting”).
Five Directors were re-elected at the Annual Meeting, Joseph F. Jeamel, Jr. to serve for a two-year term, William H. W. Crawford, IV to serve for a three-year term and C. Perry Chilberg, Kristen A. Johnson and Rosemarie Novello Papa to serve for four-year terms.
There were 29,502,571 shares of Common Stock eligible to be voted at the Annual Meeting and 18,130,320 shares were represented at the meeting by the holders thereof, which constituted a quorum. The items voted upon at the Annual Meeting and vote for each proposal was as follows:
1.	Election of Directors for a Two-Year Term, Three-Year Term or for a Four-Year Term, as applicable (Proposal 1).

Director	For	Withheld	Non-Vote
C. Perry Chilberg	14,935,727	1,351,510	1,843,083
Kristen A. Johnson	14,979,846	1,307,391	1,843,083
Richard M. Tkacz	14,909,787	1,377,450	1,843,083
William H. W. Crawford, IV	14,991,956	1,295,281	1,843,083
Joseph F. Jeamel, Jr.	12,898,318	3,388,919	1,843,083
2.	Approval of the Company’s executive compensation as described in the Compensation Discussion and Analysis and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in the Proxy Statement (Proposal 2).

For	Against	Abstain	Non-Vote
12,718,193	3,309,744	259,300	1,843,083
3.	Approval to hold the advisory vote on executive compensation every three years (Proposal 3).

One Year	Two Years	Three Years	Abstain	Non-Vote
6,185,163	833,154	8,020,510	1,234,315	1,857,178
4.	Ratification of Appointment of Wolf and Company, P.C. as independent auditors of the Company for the year ending December 31, 2011 (Proposal 4).

For	Against	Abstain	Non-Vote
17,653,068	246,534	215,964	14,754

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2011	ROCKVILLE FINANCIAL, INC. Registrant
	By:	/s/ John T. Lund
John T. Lund
Senior Vice President/ Chief Financial Officer